Exhibit 99.1

Polar Power Reports 12% Growth in Revenue During Third Quarter 2023 Financial Results

GARDENA, CA – November 14, 2023 – Polar Power, Inc. (“Polar Power” or the “Company”) (NASDAQ: POLA), a global provider of prime, backup and solar hybrid DC power solutions, today reported its financial results for the three and nine months ended September 30, 2023.

Financial Highlights:

●	Net sales for Q3 2023 were $1.9 million, representing a 12% increase compared to $1.7 million sales during Q3 2022. Net sales for the nine months ended September 30, 2023 were $11.7 million, representing a 21% increase, compared to $9.7 million in the same nine month period ending September 30, 2022.

●	Gross loss during Q3 2023 reduced by 56%, to $(108,000), compared to a loss of $(247,000) in the same period in 2022.

●	Operating expenses decreased 26% to $1.5 million during Q3 2023, as compared to $2.1 million during Q3 2022.

●	Net loss for Q3 2023 decreased by $537,000 to $1.8 million, or $(0.14) per basic and diluted share, compared to a net loss of $2.3 million, or $(0.19) per basic and diluted share in Q3 2022.

●	Cash and cash equivalents of $296,000 as of September 30, 2023, compared to $211,000 on December 31, 2022. Working Capital was $13.3 million at the end of Q3 2023, compared with $17.3 million ending December 31, 2022.

●	Backlog as of the end of Q3 2023 was $5.1 million.

Operating and Corporate Highlights:

●	The Company’s customer and market diversification initiatives have resulted in 24% sales to international customers during the first nine months of year 2023, compared to 2% sales in the previous year. In addition, during 2023, we experienced over 280% increase in the number of Tier-2 telecom customers reported when compared to number of Tier-2 telecom customers during the nine-month period in year 2022. During the first nine months of 2023, our product mix included 25% sales of lower emission natural gas and propane (LPG) generators validating market transition towards lower emissions in urban centers.

●	During Q3, 2023, the Company launched its lower emission line of prime power and backup generators ranging in power from 10 kW to 27 kW, addressing commercial and industrial markets in urban applications. The Company’s prime power DC generators incorporating the Toyota 1KS engines optimized for propane, natural gas, and extremely long operational life. Increased restrictions on use of small diesel engines globally are increasing the transition towards natural gas and propane (LPG) in telecom and other commercial applications. LPG and natural gas are lower in cost than diesel in many areas of the world further promoting its use. This will provide strong opportunities for growth and diversification in line with the Company’s long-term plan.

●	The Company introduced its Summit Series, 27 kW diesel fueled DC generators to the U.S. 5G telecom market as U.S. Tier 1 telecom providers upgrade their infrastructure to meet higher power requirements needed for 5G applications to support increasing use of wireless 5G communication in applications like self-driving vehicles, video streaming, healthcare, robotics, and gaming amongst others, requiring higher reliability and uptime. These requirements have led to mandatory need for backup systems at 5G installations increasing market size for both new and upgrade telecom tower installations.

●	The Company completed shipment of over 300 15 kW generators to South Pacific Islands Tier-1 telecom companies to power off-grid telecommunication towers. Currently all units are operational equipped with remote monitoring providing 24/7 power to telecom towers in outdoors off-grid applications.

●	The Company began shipment of 15 kW hybrid generators to South Pacific Islands to power telecommunication towers in remote areas. This product utilizes solar to store energy into Lithium batteries and uses generator for 24/7 backup power for off-grid outdoor sites.

●	Customer and market diversification initiatives underway; with international customers representing 24% of the total sales period ending September 30, 2023 compared to 2% of the sales during the nine-month period ending September 30, 2022.

●	Shipped and operational over 300 generators of 15 kW hybrid products to South Pacific Islands to power off-grid telecommunication towers, largest installation for the Company in the South Pacific Islands.

●	Began shipment of 15 kW hybrid products to South Pacific Islands to power telecommunication towers. Product combines Solar, Lithium batteries and Generator to power off-grid sites 24/7.

●	The Company has been providing DC generators in limited quantities for Marine hybrid electric sailing vessels for over 20 years. Past engineering and marketing resource was focused on developing telecom and military markets, as part of the Company’s diversification effort, the Company is increasing its sales into this niche market. The Company has begun to assemble its own marine engine conversions which reduce the sales price on its DC generators by 20%. Lowering the cost of a marine hybrid power system increases the market potential for the Company.

Arthur Sams, CEO of Polar Power, commented, “We continued to make progress on strategic growth objectives including diversification of our customer base and markets. This strategy has resulted in 21% growth this year reducing our losses due to improved overhead absorption. During the third quarter of 2023 we experienced lower than anticipated revenues due to rescheduling of $2.8 million in deliveries by our largest Tier-1 telecom customer.

Due to a steady improvement in our supply chain lead times combined and improvements in employee turnover has improved our gross profits during the first nine months. Introduction of lower emission products and increased demand from 5G expansion for higher power products provides us a positive sales outlook for the next year. We believe as the telecom market transitions towards 5G our product mix will shift towards 27 kW which has 50% higher average sales price than our current product offerings which may result in additional $20 million in sales for us within the next two to three years.

In anticipation of the industry shift towards lower emission natural gas and LPG products we established a supply chain relationship with engine manufacturer Toyota, which we believe produces the industry’s most reliable and fuel-efficient engine for industrial applications. To ensure on time delivery we purchased over $9.0 million in natural gas and Propane (LPG) engines after completion of required approvals and certifications. Fixing software and hardware bugs within the engine controls along with delayed acceptance tests and approvals from our Tier-1 customers has temporarily reduced our working capital. During the third quarter, we began shipment of our natural gas and LPG products which are currently used in 25% of our backlog.”

“During the past two years we have been codeveloping products with OEM’s in the defense field who are engaged in developing products like electronic warfare, robotics and drones. In addition, we have provided initial products to customers producing robotics, hybrid vehicles and marine vessels. We have a large pipeline of product configurations that our customers are testing and marketing to their end users. We believe the military conflict in Europe, Middle East, and South Pacific is driving demand for small DC diesel generators to power remote facilities and equipment in these markets.” he added.

Third Quarter and Nine-Month 2023 Financial Details:

Net sales for Q3 2023 were $1.9 million, representing a 12% year-over-year increase from $1.7 million in Q3 2022. Net sales for the nine months ended September 30, 2023 were $11.7 million, representing a 21% increase, compared to $9.7 million in the same nine month period last year. For the third quarter of 2023, sales to telecommunications customers represented 96% of total net sales, which includes 65% of the sales to our largest Tier-1 customer. During Q3 2022, sales to telecommunications customers represented 90% of total net sales, with sales to the Company’s largest Tier-1 telecommunications customer representing 87% of total net sales. During the nine months ended September 30, 2023, sales to telecommunications customers represented 96% of total net sales, with sales to the Company’s largest telecommunications customer representing 52% of total net sales.

Gross loss during Q3 2023 reduced by 56%, to $(108,000), compared to a loss of $(247,000) in the same period in 2022.

Gross profit during the nine months ended September 30, 2023, increased 23% to $2.1 million, compared to $1.7 million for the same period in 2022. The improvements in gross profit resulted primarily from improved overhead absorption resulting from 21% higher sales and improvement in labor efficiency.

Operating expenses decreased 26% to $1.5 million during Q3 2023, as compared to $2.1 million during Q3 2022. Operating expenses for the nine months ended September 30, 2023 decreased 13% to $5.1 million, as compared to $5.9 million for the same period in 2022. The decrease was primarily due to fixed cost reductions and overhead reductions.

Net loss for Q3 2023 totaled $1.8 million, or $(0.14) per basic and diluted share, compared to a net loss of $2.3, or $(0.19) per basic and diluted share in Q3 2022. Net loss for the nine months ended September 30, 2023 totaled $3.3 million, or $(0.26) per basic and diluted share, compared to a net loss of $4.2 million, or $(0.33) per basic and diluted share during the same period in 2022.

The number of customers that purchased Polar DC generators during Q3 2023 increased to seventeen, as compared to six in Q3 2022. The number of customers that purchased Polar DC generators during the nine months ended September 30, 2023 increased to thirty-one, as compared to fourteen for the same period in 2022. International sales represented 24% of total net sales for the nine-month ended September 30, 2023, compared to 2% for the same period in 2022. This increase in customer count is a result of ongoing demonstrations of Polar DC power systems internationally.

About Polar Power, Inc.

Gardena, California-based Polar Power, Inc. (NASDAQ: POLA), is a technology company that designs, manufactures and sells direct current, or DC, power systems, lithium battery powered hybrid solar systems for applications in the telecommunications market and, in other markets, including military, EV charging, cogeneration, distributed power and uninterruptable power supply. Within the telecommunications market, Polar Power’s systems provide reliable and low-cost energy for applications for off-grid and bad-grid applications with critical power needs that cannot be without power in the event of utility grid failure. For more information, please visit www.polarpower.com. or follow us on www.linkedin.com/company/polar-power-inc/.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. With the exception of historical information, the matters discussed in this press release including, without limitation, Polar Power’s belief that the telecom market will continue to transition towards 5G; Polar Power’s belief that the telecom market will shift to higher powered units such as the 27 kW DC generator and result in an increase in sales by $20 million within the next two to three years; and Polar Power’s belief that Toyota prime power engines will provide strong opportunities for growth and diversification are forward-looking statements and considerations that involve a number of risks and uncertainties. The actual future results of Polar Power could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, adverse domestic and foreign economic and market conditions, including demand for its Summit Series, 27 kW DC generator product line; trade tariffs on raw materials; changes in domestic and foreign governmental regulations and policies; the impact of inflation and changing prices on raw materials; supply chain constraints causing significant delays in sourcing raw materials; labor shortages as a result of the pandemic, low unemployment rates, or other factors limiting the availability of qualified workers; and other events, factors and risks. It undertakes no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond Polar Power’s control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in Polar Power’s reports filed with the Securities and Exchange Commission.

Media and Investor Relations:

CoreIR

Peter Seltzberg, SVP Investor Relations and Corporate Advisory

+1 212-655-0924

PR@CoreIR.com

www.CoreIR.com

Company Contact:

Polar Power, Inc.

249 E. Gardena Blvd.

Gardena, CA 90248

Tel: 310-830-9153

ir@polarpowerinc.com

www.polarpower.com

POLAR POWER, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$296	$211
Accounts receivable	1,582	2,230
Inventories, net	19,155	15,460
Prepaid expenses	942	2,629
Employee retention credit receivable	2,000	2,000
Income taxes receivable	787	787
Total current assets	24,762	23,317

Other assets:
Operating lease right-of-use assets, net	3,103	240
Property and equipment, net	423	538
Deposits	108	93

Total assets	$28,396	$24,188

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,988	$230
Customer deposits	1,720	2,126
Accrued liabilities and other current liabilities	1,178	1,231
Operating lease liabilities, current portion	1,045	268
Notes payable-related party, current portion	233	—
Notes payable, current portion	88	211
Line of credit	5,194	1,884

Total current liabilities	11,446	5,950

Notes payable, net of current portion	—	57
Operating lease liabilities, net of current portion	2,162	—

Total liabilities	13,608	6,007

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized, 12,967,027 shares issued and 12,949,550 shares outstanding on September 30, 2023, and 12,967,027 shares issued and 12,949,550 shares outstanding on December 31, 2022	1	1
Additional paid-in capital	37,331	37,331
Accumulated deficit	(22,504)	(19,111)
Treasury Stock, at cost (17,477 shares)	(40)	(40)
Total stockholders’ equity	14,788	18,181

Total liabilities and stockholders’ equity	$28,396	$24,188

POLAR POWER, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Sales	$1,911	$1,707	$11,688	$9,690
Cost of Sales	2,019	1,954	9,566	7,971
Gross profit (loss)	(108)	(247)	2,122	1,719

Operating Expenses
Sales and marketing	274	328	917	1,134
Research and development	299	319	983	1,145
General and administrative	992	1,482	3,240	3,648
Total operating expenses	1,565	2,129	5,140	5,927

Loss from operations	(1,673)	(2,376)	(3,018)	(4,208)

Other income (expenses)
Interest expense and finance costs	(171)	(12)	(375)	(39)
Other income (expense), net	—	7	—	7
Total other income (expenses), net	(171)	(5)	(375)	(32)

Net loss	$(1,844)	$(2,381)	$(3,393)	$(4,240)

Net loss per share – basic and diluted	$(0.14)	$(0.19)	$(0.26)	$(0.33)
Weighted average shares outstanding, basic and diluted	12,949,550	12,848,466	12,949,550	12,967,027

POLAR POWER, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOW

(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(3,393)	$(4,240)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	309	387
Stock-based compensation to officers, employees and consultants	—	515
Changes in operating assets and liabilities
Accounts receivable	648	3,027
Inventories	(3,695)	(6,608)
Prepaid expenses	1,687	(322)
Deposits	(15)	—
Operating lease right-of-use asset	(2,863)	503
Accounts payable	1,758	97
Customer deposits	(406)	2,672
Accrued expenses and other current liabilities	(53)	(27)
Operating lease liability	2,939	(536)
Net cash used in operating activities	(3,084)	(4,532)

Cash flows from investing activities:
Acquisition of property and equipment	(194)	(25)
Net cash used in investing activities	(194)	(25)

Cash flows from financing activities:
Proceeds from advances from credit facility	3,310	—
Proceeds from notes payable, related party	233	—
Repayment of notes payable	(180)	(181)
Net cash provided by (used in) financing activities	3,363	(181)

Increase (decrease) in cash and cash equivalents	85	(4,738)
Cash and cash equivalents, beginning of period	211	5,101
Cash and cash equivalents, end of period	$296	$363